Exhibit 10.6

SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE

This Settlement Agreement and Mutual General Release (this “Agreement”) is effective as of December 31, 2010 (the “Settlement and Release Effective Date”) by and among, on the one hand, 808 Investments, LLC, a California limited liability company (“808 Investments”), and Patrick S. Carter (“Carter” and, together with 808 Investments, collectively, the “Carter Parties”) and, on the other hand, 808 Renewable Energy Corporation, a Nevada corporation (“808 Renewable”), 808 Energy 2, LLC, a Nevada limited liability company (“808 Energy 2”), and 808 Energy 3, LLC, a Nevada limited liability company (“808 Energy 3” and, together with 808 Renewable and 808 Energy 2, collectively, the “808 Parties”). References in this Agreement to the singular term “Party” (unless otherwise expressly specified) are intended to refer to, and should be interpreted as referring to, each of 808 Investments, Carter, 808 Renewable, 808 Energy 2 and 808 Energy 3 individually and separately. The Carter Parties and the 808 Parties may be referred to in this Agreement collectively as the “Parties.”

RECITALS

A. On or about August 1, 2010 (the “Employment Agreement Effective Date”), 808 Renewable (as employer) and Carter (as executive employee) entered into an Employment Agreement (the “Employment Agreement”) pursuant to which Carter is entitled to receive certain payments from 808 Renewable, as compensation, allowances and expense reimbursements to Carter thereunder (collectively, “Employment Agreement Payments”). Between the Employment Agreement Effective Date and the Settlement and Release Effective Date, 808 Renewable has made no Employment Agreement Payments to Carter. Carter agrees to waive all unpaid Employment Agreement Payments and release 808 Renewable from its obligations  to pay the Employment Agreement Payments as of the date of this Agreement (the “Outstanding Employment Agreement Obligations”).

B. On or about June 10, 2009, 808 Investments entered into that certain Assignment and Assumption Agreement with 808 Energy 3, pursuant to which 808 Energy 3 agreed to pay to 808 Investments an assignment fee of $4,000,000 plus any actual out of pocket expenses (the “Assignment Fee”) incurred by 808 Investments in connection with the acquisition of the assets of 1211658 Alberta LTD. 808 Energy 3 executed and delivered to 808 Investments a Secured Revolving Demand Promissory Note (the “Revolving Note”) to evidence the obligation to pay the Assignment Fee up to a maximum principal amount of Five Million Dollars ($5,000,000). As of the Settlement and Release Effective Date, 808 Investments desires to terminate and waive the Assignment Fee and any and all amounts that would otherwise be due under the Revolving Note (the “Outstanding Revolving Note Obligations”).

C. In connection with the Revolving Note, 808 Energy 3 (i) granted to 808 Investments a continuing security interest (the “Revolving Note Security Interest”) in all then existing and thereafter acquired or arising Collateral (as defined in the Revolving Note, the “Collateral”)) in order to secure prompt repayment of any and all obligations of 808 Energy 3 under the Revolving Note and in order to secure prompt performance by 808 Energy 3 of each of its covenants and duties under the Revolving Note and (ii) authorized 808 Investments to file one or more UCC financing or continuation statements, and amendments thereto, relating to the Collateral. On September 17, 2010, 808 Investments filed with the Nevada Secretary of State a UCC Financing Statement (Form UCC-1) (Document Filing Number 2010023579-5) with respect to the Collateral, naming 808 Energy 3 as “Debtor” therein and 808 Investments and Carter as “Secured Party” therein (the “UCC-1 Financing Statement”).

D. Before the Settlement and Release Effective Date, either or both of the Carter Parties has or have advanced other funds as loans (collectively, “Additional Loans”) to any or all of the 808 Parties and/or made payments or incurred expenses (collectively, “Payments and Expenses”) on behalf of any or all of the 808 Parties in satisfaction of obligations thereof. As of the Settlement and Release Effective Date, the Carter Parties desire to release and discharge the Additional Loans (the “Outstanding Additional Obligations” and, together with the Outstanding Employment Agreement Obligations and the Outstanding Revolving Note Obligations, collectively, the “Obligations”).

E. Carter desires to receive 2,678,218 shares of 808 Renewable Series A Preferred Stock in exchange for the release of the 808 Parties from the Obligations (it being understood and agreed by Carter and 808 Renewable that the currently existing terms thereof will be modified after the Settlement and Release Effective Date upon the filing of Amended and Restated Articles of Incorporation of 808 Renewable with the Nevada Secretary of State).

F. 808 Renewable is willing to issue such shares of 808 Renewable Series A Preferred Stock to Carter in exchange for the cancellation of the Outstanding Revolving Note Obligations and the Outstanding Additional Obligations and the termination and discharge of the Revolving Note, the Revolving Note Security Interest with respect to the Collateral and the UCC-1 Financing Statement.

G. Subject to the terms and conditions set forth in this Agreement, the Carter Parties and the 808 Parties desire amicably to resolve finally any and all monetary amounts owed  under the Obligations.

NOW, THEREFORE, in consideration of the mutual covenants, conditions and promises contained herein, the Parties agree as follows:

1. Waiver and Release with Respect to Outstanding Employment Agreement Obligations. As of the Settlement and Release Effective Date, Carter hereby irrevocably fully, finally and forever waives all right, title, interest and entitlement of Carter with respect to, under and to the Outstanding Employment Agreement Obligations and does hereby, for Carter and for Carter’s heirs, attorneys, legal representatives, agents, successors-in-interest and assigns, irrevocably and unconditionally release and forever discharge 808 Renewable and both of the other 808 Parties and 808 Renewable’s and such other 808 Parties’ respective parent companies, subsidiaries, affiliates, predecessors, successors or assigns, stockholders, members, managers, managing members, partners, officers, directors, attorneys, agents, consultants and employees from all liability with respect to the Outstanding Employment Agreement Obligations and from any and all causes of action, claims, actions, rights, judgments, obligations, damages, demands, accountings or liabilities of whatever kind and character that Carter has or may have against 808 Renewable and such other released parties with respect to, arising out of, touching upon or concerning the Outstanding Employment Agreement Obligations. Subject to the foregoing, following the Settlement and Release Effective Date, the Employment Agreement will remain in full force and effect in accordance with its terms.

2. Cancellation, Termination and Discharge; 808 Renewable Series A Preferred Shares. The Carter Parties hereby irrevocably agree that, as of the Settlement and Release Effective Date, the Outstanding Revolving Note Obligations and the Outstanding Additional Obligations are cancelled, and the Revolving Note, the Revolving Note Security Interest with respect to the Collateral and the UCC-1 Financing Statement are terminated and discharged (all of the foregoing, collectively, the “Cancellation, Termination and Discharge”). In exchange for the Cancellation, Termination and Discharge, 808 Renewable hereby irrevocably agrees that 808 Renewable shall issue to Carter 2,678,218 shares of 808 Renewable Series A Preferred Stock (it being understood and agreed by Carter and 808 Renewable that the currently existing terms thereof will be modified after the Settlement and Release Effective Date upon the filing of Amended and Restated Articles of Incorporation of 808 Renewable with the Nevada Secretary of State) (such shares, collectively, the “808 Renewable Series A Preferred Shares”). The Carter Parties hereby irrevocably agree that Carter’s receipt of the 808 Renewable Series A Preferred Shares constitutes a full settlement of the Outstanding Revolving Note Obligations and the Outstanding Additional Obligations. The Carter Parties hereby authorize the 808 Parties to take any and all actions as may be necessary or appropriate to amend or terminate any filing as a matter of public record (including the UCC-1 Financing Statement) evidencing the Revolving Note Security Interest with respect to the Collateral to show that the Revolving Note Security Interest with respect to the Collateral has been terminated pursuant to this Agreement. The Carter Parties shall deliver such further evidence and take such actions as soon as reasonably practicable upon the reasonable request of any or all of the 808 Parties to show that the Revolving Note Security Interest with respect to the Collateral has been terminated pursuant to this Agreement.

3. Mutual Release of Claims.

3.1 In consideration for the mutual promises and covenants undertaken herein, and after consultation with legal counsel, each of the Carter Parties and each of the 808 Parties does hereby, for itself and for its heirs, attorneys, legal representatives, agents, successors-in-interest and assigns, irrevocably and unconditionally release and forever discharge each of the other Parties (either the Carter Parties, on the one hand, or the 808 Parties, on the other hand (as applicable)) and such other Parties’ respective parent companies, subsidiaries, affiliates, predecessors, successors or assigns, stockholders, members, managers, managing members, partners, officers, directors, attorneys, agents, consultants and employees (collectively, as to any Party (and including such Party), the “Released Parties”) from any and all causes of action, claims, actions, rights, judgments, obligations, damages, demands, accountings or liabilities of whatever kind and character, which each has or may have against the Released Parties for any reason of, or arising out of, touching upon or concerning such releasing Party’s relationship with the Released Parties, or any and all other matters of whatever kind, nature or description, whether known or unknown, occurring before the Settlement and Release Effective Date.

3.2 The Parties also hereby irrevocably and unconditionally waive and release any claim for damages occurring at any time after the Settlement and Release Effective Date because of alleged continuing effects of alleged acts or omissions involving the Released Parties that occurred on or before the Settlement and Release Effective Date.

3.3 The releases set forth in Section 3.1 and Section 3.2 above are referred to hereinafter collectively as the “Releases.”

4. Waiver of California Civil Code Section 1542.

4.1 With respect to the Releases, the Parties (either the Carter Parties, on the one hand, or the 808 Parties, on the other hand (as applicable)) do hereby, for themselves and for their heirs, attorneys, legal representatives, agents, successors-in-interest and assigns, expressly waive and relinquish all rights and benefits afforded by Section 1542 of the Civil Code of California and do so understanding and acknowledging the significance and consequences of such specific waiver of Section 1542.

4.2 The Parties acknowledge that they are being represented in this matter by legal counsel and acknowledge that they are familiar with the provisions of California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Thus, notwithstanding the provisions of California Civil Code Section 1542, and for the purpose of implementing a full and complete release and discharge of all claims, the Parties expressly acknowledge that this Agreement also is intended to include in its effect, without limitation, and that the Releases will apply to, without limitation, all claims that they do not know or expect to exist in their favor as of the Settlement and Release Effective Date and that this Agreement contemplates and provides for the extinguishment of any and all of such claims.

5. Covenant Not to Sue. Except as to rights and privileges as may be specifically authorized pursuant to, and to enforce the provisions of, this Agreement, the Parties mutually agree not to sue or bring, nor to join or voluntarily participate in, nor to assist or aid in any manner whatsoever, any type of claim, action, proceeding or investigation against the other Parties (either the Carter Parties, on the one hand, or the 808 Parties, on the other hand (as applicable)) or any of the other Released Parties (as defined in Section 3.1 above) or to initiate any civil action or administrative proceeding against the other Parties (either the Carter Parties, on the one hand, or the 808 Parties, on the other hand (as applicable)) or any of the other Released Parties.

6. Arbitration of Disputes.

6.1 Arbitration Procedure. Any controversy arising from this Agreement or its breach shall be settled by arbitration in accordance with the rules of the American Arbitration Association and shall be governed by the provisions of the California Arbitration Act, Code of Civil Procedure, Sections 1280, et seq. Within fourteen (14) calendar days after written notice by any Party to another Party hereto requesting arbitration and stating the basis of such Party’s claim, the Parties shall meet to appoint a single arbitrator. If the Parties cannot agree, then the Parties (i.e., the Carter Parties, on the one hand, and the 808 Parties, on the other hand) shall within ten (10) calendar days each appoint one person who will together then select a third, impartial arbitrator whose decision shall be final and conclusive. Notice of the appointment shall be given by the Parties to the other Parties (i.e., the Carter Parties, on the one hand, and the 808 Parties, on the other hand) when made and according to the procedure for giving notices specified in Section 8.4 hereof.

If either the Carter Parties or the 808 Parties fail to select an arbitrator within the time allowed in this Section 6.1, above, then the arbitrator selected by the other Parties (either the Carter Parties, on the one hand, or the 808 Parties, on the other hand (as applicable)) shall serve as the sole and exclusive arbiter of the dispute.

Hearings shall be held in Orange County, California.

The rules of evidence shall apply, and the parties shall be bound by California’s Codes of Evidence and Civil Procedure. If either the Carter Parties or the 808 Parties default, then such Parties will be bound by the arbitrators’ determination.

6.2 Statutory Notice.

Notice: By initialing in the space below, each Party agrees to have any dispute arising from this Agreement decided by neutral arbitration as provided by California law. By doing so, the Parties understand that they are giving up rights he/it might possess to have the dispute litigated in a court or jury trial. By initialing in the space below, the Parties are giving up  judicial rights to discovery and appeal unless those rights are specifically included herein. If a Party refuses to submit to arbitration after agreeing to this provision, he/it may be compelled to arbitrate under the authority of California statutory law. The Parties agree to these arbitration provisions voluntary.

We have read and understand the foregoing and agree to submit disputes arising from all matters pertaining to this Agreement to neutral arbitration.

808 Investments Initials: _________	808 Renewable Initials: _________

Carter Initials: _________	808 Energy 2 Initials: _________

808 Energy 3 Initials: _________

7. Representations and Warranties.

7.1 Representation by Independent Legal Counsel. The Parties represent and agree that they have carefully read and fully understand all of the provisions of this Agreement, and the terms and conditions set forth herein, and that they are voluntarily entering into this Agreement. The Parties affirm that, before the execution of this Agreement, they have consulted with independent legal counsel concerning the terms and conditions set forth herein or waived the right to do so.

7.2 No Assignment. The Parties represent that, as of the Settlement and Release Effective Date, they have not assigned, transferred or granted, or purported to assign, transfer or grant, any of the claims, demands, causes of action, obligations, agreements, liens, judgments, orders, damages, liabilities, losses, costs or expenses of any kind, in law or equity, whether known or unknown, that any of them now holds, will ever hold or has ever held against the other Parties.

7.3 Corporate Authority. If any Party to this Agreement is a corporation, limited liability company, partnership or other entity, then the person signing this Agreement warrants that he is authorized and has authority to sign this Agreement on behalf of the corporation, limited liability company, partnership or other entity.

7.4 No Reliance. No Party nor any officer, agent, employee, representative or attorney for any Party has made any statement, representation or promise to any of the other Parties (either the Carter Parties, on the one hand, or the 808 Parties, on the other hand (as applicable)) regarding any fact relied on in entering into this Agreement. The Parties (either the Carter Parties, on the one hand, or the 808 Parties, on the other hand (as applicable)) represent, warrant and agree that they have not relied and do not rely on any statement, representation or promise of the other Parties, or of any officer, agent, employee, representative or attorney for the other Parties, in executing this Agreement, or in making the settlement and the Releases provided for herein, except as expressly stated in this Agreement.

8. General Provisions.

8.1 Choice of Law. This Agreement shall be deemed to have been executed and delivered within the State of California, and the rights and obligations of the Parties hereto shall be construed and enforced in accordance with, and shall be governed by, the laws of the State of California.

8.2 Entire Agreement. This Agreement contains all the terms and conditions agreed upon by the Parties regarding the subject matter of this Agreement. Any and all prior agreements, promises, negotiations or representations, either oral or written, relating to the subject matter of this Agreement that are not expressly set forth in this Agreement are of no force or effect. This Agreement is executed without reliance on any representation by any person or entity concerning the nature or extent of injuries or damages or legal liability.

8.3 Further Actions. Each Party agrees to execute, acknowledge, deliver, file and record such further certificates, documents and instruments and to do all such further acts and things as may be necessary or appropriate to carry out the intent and purposes of this Agreement.

8.4 Notice. Any notice or other communication required or permitted under this Agreement shall be given in writing and shall be sent by registered or certified mail with postage and fees prepaid, addressed to the other Parties hereto (either the Carter Parties, on the one hand, or the 808 Parties, on the other hand (as applicable)) at the addresses of such other Parties set forth at the end of this Agreement or at such other address as any such Party may designate by ten (10) days’ advance written notice to the other Parties (either the Carter Parties, on the one hand, or the 808 Parties, on the other hand (as applicable)) in accordance with this Section.

8.5 Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Executed signature pages delivered by facsimile or other electronic transmission (including email) shall be acceptable as if original signature pages.

8.6 Severability. The provisions of this Agreement are contractual and not mere recitals. This Agreement shall be considered severable, such that, if any provision or part of this Agreement ever is held invalid under any law or ruling, then that provision or part of this Agreement shall remain in force and effect to the extent allowed by law, and all other provisions or parts of this Agreement shall remain in full force and effect.

8.7 Amendment. Any amendment or modification of this Agreement must be in writing and signed by all Parties to this Agreement.

8.8 Attorneys’ Fees. If any Party institutes a legal action, arbitration or other proceeding to protect or enforce such Party’s rights hereunder, then the prevailing Party or Parties in such legal action, arbitration or other proceeding shall be entitled to recover reasonable attorneys’ fees, expenses and other costs incurred in the conduct of such legal action, arbitration or other proceeding and any and all appeals therefrom.

8.9 Waiver of Breach. No waiver by any Party of any breach of any term or provision of this Agreement will be construed to be, nor be, a waiver of any preceding, concurrent or succeeding breach of the same or any other term or provision of this Agreement.

8.10 Binding. This Agreement is binding on and shall inure to the benefit of the Parties, their respective divisions, affiliates, parents, subsidiaries, predecessor and successor corporations or other entities, and their past and present directors, officers, stockholders, members, managers, managing members, agents, servants, employees, representatives, administrators, partners, general partners, managing partners, limited partners, assigns, heirs, successors or predecessors in interest and attorneys.

8.11 Construction of Ambiguous Terms. It is agreed and understood that the general rule that ambiguities are to be construed against the drafter shall not apply to this Agreement. In the event that any language of this Agreement is found to be ambiguous, each Party shall have an opportunity to present evidence as to the actual intent of the Parties with respect to any such ambiguous language, consistent with the parole evidence rule.

IN WITNESS WHEREOF, the Parties have executed this Settlement Agreement and Mutual General Release to be effective as of the Settlement and Release Effective Date.

The “Carter Parties”:

“808 Investments”:

808 INVESTMENTS, LLC,
a California limited liability company

By:  /s/Patrick S. Carter
Name: Patrick S. Carter
Title: Managing Member

Address:
5011 Argosy Avenue, Suite 4
Huntington Beach, CA 92649

“Carter”:

/s/Patrick S. Carter
Patrick S. Carter,
individually

Address:
Address on file with 808 Renewable

The “808 Parties”:

“808 Renewable”:

808 RENEWABLE ENERGY CORPORATION, a Nevada corporation

By:  /s/Pascal Lorthioir
        Pascal Lorthioir,
        CEO

“808 Energy 2”:

808 ENERGY 2, LLC,
a Nevada limited liability company

By:   /s/Patrick S. Carter
         Patrick S. Carter,
         Manager

“808 Energy 3”:

808 ENERGY 3, LLC,
a Nevada limited liability company

By:     808 RENEWABLE ENERGY CORPORATION, a Nevada corporation, its sole Manager

          By:  /s/Pascal Lorthioir
                  Pascal Lorthioir,
                  CEO

Address for all 808 Parties:
5011 Argosy Avenue, Suite 4
Huntington Beach, CA 92649